 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of Shares (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

                         NOTICE OF GUARANTEED DELIVERY
                   (Not to be used for Signature Guarantees)

                     For Tender of Shares of Common Stock
        (Together with the Associated Preferred Stock Purchase Rights)
                                      of
                                 Peapod, Inc.
                       Pursuant to the Offer to Purchase
                              dated July 27, 2001
                                      by
                            Bean Acquisition Corp.
                    an indirect wholly owned subsidiary of
                            Koninklijke Ahold N.V.
                                 (Royal Ahold)

   As set forth under "The Tender Offer--Section 3--Procedures for Tendering Shares" in the Offer to Purchase, dated July 27, 2001, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the "Certificates") representing shares of common stock, par value $0.01 per share (the "Common Stock" or "Shares") together with the associated preferred stock purchase rights of Peapod, Inc., a Delaware corporation ("Peapod"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit Certificates and all other required documents to reach Wilmington Trust Company (the "Depositary") prior to the Expiration Date (as defined in "The Tender Offer--Section 1--Terms of the Offer" of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmitted by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in "The Tender Offer--Section 3--Procedures for Tendering Shares" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under "The Tender Offer--Section 3--Procedures for Tendering Shares."

                       The Depositary for the Offer is:
[LOGO]
Wilmington
  Trust

              By Mail:               By Facsimile:       By Hand/Overnight Courier:
                  --------                  -------------                   --------------------------
      Wilmington Trust Company       (302) 651-1079       Wilmington Trust Company
      1100 North Market Street                       1105 North Market Street-1st Floor
        Rodney Square North                                 Rodney Square North
     Wilmington, DE 19899-8861                              Wilmington, DE 19890
Attn: Corporate Trust Reorg Services                Attn: Corporate Trust Reorg Services

                          For Confirmation Telephone:
                                (302) 651-8869

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instruction via facsimile transmission other than as set forth above will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in "The Tender Offer--Section 3--Procedures for Tendering Shares" of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to Bean Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Koninklijke Ahold N.V. ("Royal Ahold"), a public company with limited liability, incorporated under the laws of The Netherlands with its corporate seat in Zaandam (Municipality Zaanstad), The Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under "The Tender Offer--Section 3--Procedures for Tendering Shares."

 Name of Record Holder(s): ____________________________________________________
 Address(es): _________________________________________________________________
 Area Code(s) and Tel. No(s).: ________________________________________________
 Signature(s): ________________________________________________________________
 Date: ________________________________________________________________________

 Number of Shares: ____________________________________________________________
 Certificate Number(s) if available: __________________________________________
 If Shares will be tendered by book-entry transfer: ___________________________ Account Number: ______________________________________________________________

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

                   (Not to be used for signature guarantee)

   The undersigned, an Eligible Institution (as defined in "The Tender Offer--Section 3--Procedures for Tendering Shares" of the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, either the Certificates representing the Shares, together with the associated preferred stock purchase rights, tendered hereby, in proper form for transfer, or Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days (as defined in "The Tender Offer--Section 3--Procedures for Tendering Shares" of the Offer to Purchase) after the date hereof.

                                 Name of Firm:
 ______________________________________________________________________________
 ______________________________________________________________________________
 ______________________________________________________________________________
 Address: _____________________________________________________________________
                                                                     (Zip Code)
 Area Code and Tel. No.:  _____________________________________________________

                             Authorized Signature:
 ______________________________________________________________________________
 Name:  _______________________________________________________________________
                                (Please Print)
 Title: _______________________________________________________________________
 Date:  _______________________________________________________________________


NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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